Exhibit 99.1

Xponential Fitness, Inc. Announces Second Quarter 2025 Financial Results

•	System-wide sales[1] of $473.5 million in Q2 2025 increased 12% year-over-year

•	Quarterly AUV (run rate)[2] of $659,000 in Q2 2025 grew 3% year-over-year, while total members of 863,000 were up 8%

•	Opened 86 gross new studios in Q2 2025

IRVINE, Calif., August 7, 2025 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today reported financial results for the second quarter ended June 30, 2025.

All financial data included in this release refer to global numbers, unless otherwise noted. All KPI information is presented on an adjusted basis to include full historical data for all brands in the brand portfolio as of June 30, 2025, and to exclude all information for all brands not owned as of June 30, 2025. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measures are included in the tables that accompany this release.

Financial Highlights: Q2 2025 Compared to Q2 20243

•	Reported revenue of $76.2 million, a decrease of 1% from the prior year period.

•	Increased North America system-wide sales by 12% to $473.5 million.

•	Reported North America same store sales[4] growth of 1%, compared to growth of 7%.

•	Reported North America quarterly run-rate average unit volume (AUV) of $659,000, compared to $638,000.

•

Posted net income of $1.3 million, or a loss of $0.01 per basic share, on a share count of 35.0 million shares of Class A Common Stock, compared to a net loss of $14.3 million, or a loss of $0.30 per basic share, on a share count of 31.8 million shares of Class A Common Stock.

•	Posted adjusted net income[5] of $14.5 million, or adjusted earnings of $0.26 per basic share, compared to adjusted net income of $0.03 million, or adjusted loss of $0.04 per basic share.

•	Reported Adjusted EBITDA[6] of $28.1 million, compared to $24.7 million.

“We’ve made meaningful progress on several key initiatives we discussed during our Investor & Analyst Day,” said Mark King, Former CEO of Xponential Fitness, Inc. “We’ve expanded our field operations team, executed a new retail partnership, and completed the divestiture of CycleBar and Rumble. That said, we revised guidance reflecting the recent divestiture and proactive investments in the organization intended to position us for a stronger 2026. We’ll share more on today’s call.”

Results for the Second Quarter Ended June 30, 2025

Total revenue decreased $0.7 million, or 1%, to $76.2 million, down from $76.9 million in the prior year period, driven by lower equipment revenue resulting from a decline in installations, as well as a decrease in merchandise sales, partially offset by higher franchise and franchise marketing fund revenue.

Net income totaled $1.3 million, or a loss of $0.01 per basic share, compared to a net loss of $14.3 million, or a loss of $0.30 per basic share, in the prior year period.

Adjusted net income was $14.5 million, or earnings of $0.26 per basic share, on a share count of 35.0 million shares of Class A Common Stock.

Adjusted EBITDA, which is defined as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that are not considered in the evaluation of ongoing operating performance, was $28.1 million, up 14% from $24.7 million in the prior year period.

Liquidity and Capital Resources

As of June 30, 2025, the Company had approximately $38.7 million of cash, cash equivalents and restricted cash and $377.8 million in total long-term debt. Net cash provided by operating activities was $8.3 million for the six months ended June 30, 2025.

2025 Outlook

The Company is updating its guidance for net new studio openings, system-wide sales, total revenue, and Adjusted EBITDA for full year 2025. Guidance and year-over-year comparisons for net new studio openings and system-wide sales exclude CycleBar and Rumble results in both periods. Guidance compares to 2024 results as follows:

•	Net new studio openings in the range of 170 to 190, or a decrease of 37% at the midpoint;

•	North America system-wide sales in the range of $1.780 billion to $1.800 billion, or an increase of 13% at the midpoint;

•	Revenue in the range of $300.0 million to $310.0 million, or a decrease of 5% at the midpoint; this compares to previous guidance of $315.0 million to $325.0 million; and

•	Adjusted EBITDA in the range of $106.0 million to $111.0 million, or a decrease of 7% at the midpoint; this compares to previous guidance of $120.0 million to $125.0 million.

Additional key assumptions for full year 2025 include:

•	Tax rate in the mid-to-high-single digits;

•

Share count of 34.8 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables at the end of this press release; and

•	$1.9 million in quarterly dividends paid related to the Company’s Convertible Preferred Stock, or $2.2 million if paid-in-kind.

The Company is not able to provide a quantitative reconciliation of the estimated full year Adjusted EBITDA for fiscal year ending December 31, 2025, without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, TRA remeasurements, and income and expense from changes in fair value of contingent consideration from acquisitions. The Company expects the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, it also believes that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Second Quarter 2025 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its second quarter 2025 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, August 21, 2025, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13754206.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of six brands spanning modalities including Pilates, barre, stretching, strength training, metabolic health, and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 30 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; BFT, a functional training and strength-based program; and Lindora, a provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP financial measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, adjusted net income (loss), and adjusted net earnings (loss) per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses and related employer payroll taxes, acquisition and transaction expenses (income), litigation expenses, financial transaction fees and related expenses, tax receivable agreement remeasurement, impairment of goodwill and other noncurrent assets, loss (gain) and ongoing expenses related to brand divestitures and wind down, transformation initiative costs, and charges incurred in connection with our restructuring plan that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-looking statements include, without limitation, statements relating to expected growth of our business; projected number of new studio openings; profitability; the expected impact of our movement away from company-owned transition studios; anticipated industry trends; projected financial and performance information such as system-wide sales; and other statements under the section “2025 Outlook”; our competitive position in the boutique fitness and broader health and wellness industry; and ability to execute our business strategies and our strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: the outcome of ongoing and any future government investigations and litigation to which we are subject; our ability to retain key senior management and key employees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; geopolitical uncertainty, including the impact of the presidential administration in the U.S.; trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2024, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contacts:

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$38,679	$32,739
Accounts receivable, net	36,700	25,884
Inventories	7,392	10,016
Prepaid expenses and other current assets	14,823	10,678
Deferred costs, current portion	4,813	4,598
Notes receivable from franchisees, net	286	232

Total current assets	102,693	84,147
Property and equipment, net	13,908	14,651
Right-of-use assets	20,277	24,036
Goodwill	127,789	135,240
Intangible assets, net	94,350	100,944
Deferred costs, net of current portion	37,643	39,923
Notes receivable from franchisees, net of current portion	94	100
Other assets	3,061	4,356

Total assets	$399,815	$403,397

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$23,066	$27,011
Accrued expenses	43,444	31,323
Deferred revenue, current portion	24,462	25,912
Current portion of long-term debt	5,497	5,397
Other current liabilities	16,418	18,244

Total current liabilities	112,887	107,887

Deferred revenue, net of current portion	100,050	105,935
Contingent consideration from acquisitions	6,730	17,729
Long-term debt, net of current portion, discount and issuance costs	352,554	341,742
Lease liability	21,335	23,858
Other liabilities	2,615	251

Total liabilities	596,171	597,402
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400 shares authorized, 115 shares issued and outstanding as of June 30, 2025 and December 31, 2024	116,810	116,810
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600 shares authorized, none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized, 35,082 and 33,660 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value, 500,000 shares authorized, 13,738 and 14,739 shares issued, and 13,663 and 14,664 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	497,186	503,850
Receivable from shareholder	(17,673)	(16,891)
Accumulated deficit	(702,791)	(701,837)
Treasury stock, at cost, 75 shares outstanding as of June 30, 2025 and December 31, 2024	(1,697)	(1,697)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(224,971)	(216,571)
Noncontrolling interests	(88,195)	(94,244)

Total stockholders’ deficit	(313,166)	(310,815)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$399,815	$403,397

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue, net:
Franchise revenue	$45,353	$43,020	$89,247	$84,774
Equipment revenue	9,509	12,925	20,613	26,825
Merchandise revenue	5,613	6,134	11,868	14,479
Franchise marketing fund revenue	9,461	8,380	18,730	16,212
Other service revenue	6,272	6,444	12,633	14,306

Total revenue, net	76,208	76,903	153,091	156,596
Operating costs and expenses:
Costs of product revenue	10,505	13,933	22,477	28,499
Costs of franchise and service revenue	3,955	5,834	8,052	10,881
Selling, general and administrative expenses	24,084	36,989	69,629	73,609
Impairment of goodwill and other noncurrent assets	12,928	12,089	14,843	12,089
Depreciation and amortization	2,973	4,517	5,929	8,953
Marketing fund expense	8,855	7,847	18,212	14,362
Acquisition and transaction expenses (income)	(1,915)	(1,217)	(10,553)	3,298

Total operating costs and expenses	61,385	79,992	128,589	151,691

Operating income (loss)	14,823	(3,089)	24,502	4,905
Other expense (income):
Interest income	(701)	(387)	(1,320)	(750)
Interest expense	12,975	11,256	24,363	22,801
Other expense	891	253	1,975	862

Total other expense	13,165	11,122	25,018	22,913

Income (loss) before income taxes	1,658	(14,211)	(516)	(18,008)
Income taxes	312	132	797	85

Net income (loss)	1,346	(14,343)	(1,313)	(18,093)
Less: net income (loss) attributable to noncontrolling interests	377	(4,780)	(359)	(6,050)

Net income (loss) attributable to Xponential Fitness, Inc.	$969	$(9,563)	$(954)	$(12,043)

Net loss per share of Class A common stock:
Basic	$(0.01)	$(0.30)	$(0.11)	$(0.59)
Diluted	$(0.01)	$(0.30)	$(0.11)	$(0.59)
Weighted average shares of Class A common stock outstanding:
Basic	34,972	31,806	34,444	31,465
Diluted	34,972	31,806	34,444	31,465

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,313)	$(18,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,929	8,953
Amortization and write off of debt issuance costs	87	124
Amortization and write off of discount on long-term debt	3,664	2,201
Change in contingent consideration from acquisitions	(10,553)	2,770
Non-cash lease expense	2,207	4,109
Change in tax receivable agreement liability	1,975	862
Bad debt expense	1,163	1,467
Equity-based compensation	5,947	8,138
Non-cash interest	(747)	(649)
Gain on disposal of assets	(931)	(6,645)
Impairment of goodwill and other noncurrent assets	14,843	12,089
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(11,949)	1,159
Inventories	2,624	4,309
Prepaid expenses and other current assets	(4,146)	(2,915)
Operating lease liabilities	(1,934)	(2,965)
Deferred costs	2,065	2,324
Notes receivable, net	1	2
Accounts payable	(4,662)	3,919
Accrued expenses	12,127	(2,708)
Other current liabilities	(2,417)	(988)
Deferred revenue	(7,335)	(11,067)
Other assets	1,296	282
Other liabilities	400	(996)

Net cash provided by operating activities	8,341	5,682
Cash flows from investing activities:
Purchases of property and equipment	(1,992)	(2,984)
Proceeds from sale of assets	—	346
Purchase of intangible assets	(803)	(1,016)
Notes receivable issued	(173)	—
Notes receivable payments received	108	393
Acquisition of businesses	—	(8,500)

Net cash used in investing activities	(2,860)	(11,761)
Cash flows from financing activities:
Borrowings from long-term debt	10,000	38,701
Payments on long-term debt	(2,748)	(41,178)
Debt issuance costs	(90)	(269)
Payment of preferred stock dividend and deemed cash dividend	(3,796)	(1,968)
Payments of contingent consideration	(500)	—
Payments for taxes related to net share settlement of restricted share units	(2,097)	—
Proceeds from issuance of common stock in connection with stock-based compensation plans	122	74
Payments for tax receivable agreement	—	(136)
Payments for distributions to Pre-IPO LLC Members	(432)	(236)
Payment received from shareholder	—	14

Net cash provided by (used in) financing activities	459	(4,998)

Increase (decrease) in cash, cash equivalents and restricted cash	5,940	(11,077)
Cash, cash equivalents and restricted cash, beginning of period	32,739	37,094

Cash, cash equivalents and restricted cash, end of period	$38,679	$26,017

Xponential Fitness, Inc.

Net Income (Loss) to GAAP EPS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Numerator:
Net income (loss) attributable to XPO Inc. - diluted	$1,346	$(14,343)	$(1,313)	$(18,093)
Less: net loss attributable to noncontrolling interests	156	4,827	1,460	9,547
Less: dividends on preferred shares	(1,898)	(2,150)	(3,796)	(4,013)
Less: deemed contribution (dividend)	—	2,012	—	(6,094)

Net loss attributable to XPO Inc. - basic and diluted	(396)	(9,654)	(3,649)	(18,653)
Denominator:
Weighted average shares of Class A common stock outstanding—basic and diluted	34,972	31,806	34,444	31,465

Net loss per share attributable to Class A common stock - basic	$(0.01)	$(0.30)	$(0.11)	$(0.59)
Net loss per share attributable to Class A common stock - diluted	$(0.01)	$(0.30)	$(0.11)	$(0.59)

Anti-dilutive shares excluded from diluted loss per share of Class A common stock:
Restricted stock units	1,850	2,263	1,850	2,263
Conversion of Class B common stock to Class A common stock	13,663	16,016	13,663	16,016
Convertible preferred stock	8,112	8,112	8,112	8,112
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024
Profits interests, time vesting	—	1	—	1

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$1,346	$(14,343)	$(1,313)	$(18,093)
Interest expense, net	12,274	10,869	23,043	22,051
Income taxes	312	132	797	85
Depreciation and amortization	2,973	4,517	5,929	8,953

EBITDA	16,905	1,175	28,456	12,996
Equity-based compensation	2,666	4,196	5,947	8,138
Employer payroll taxes related to equity-based compensation	144	109	259	422
Acquisition and transaction expenses (income)	(1,915)	(1,217)	(10,553)	3,298
Litigation expenses (benefit)	(4,921)	3,388	11,268	4,086
Financial transaction fees and related expenses	139	425	442	620
TRA remeasurement	891	253	1,975	862
Impairment of goodwill and other noncurrent assets	12,928	12,089	14,843	12,089
Loss and ongoing expenses due to brand divestitures and wind down (excluding impairments)	—	922	81	864
Executive transition costs	—	690	—	690
Non-recurring rebranding expenses	—	331	—	331
Transformation initiative costs	—	—	889	—
Restructuring and related charges (excluding impairments)	1,263	2,325	1,818	10,210

Adjusted EBITDA	$28,100	$24,686	$55,425	$54,606

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$1,346	$(14,343)	$(1,313)	$(18,093)
Acquisition and transaction expenses (income)	(1,915)	(1,217)	(10,553)	3,298
TRA remeasurement	891	253	1,975	862
Impairment of goodwill and other noncurrent assets	12,928	12,089	14,843	12,089
Loss (gain) and ongoing expenses due to brand divestitures and wind down (excluding impairments)	—	922	81	864
Restructuring and related charges (excluding impairments)	1,263	2,325	1,818	10,210

Adjusted net income	$14,513	$29	$6,851	$9,230

Adjusted net income attributable to noncontrolling interest	4,077	10	1,786	3,194
Adjusted net income attributable to Xponential Fitness, Inc.	10,436	19	5,065	6,036
Dividends on preferred shares	(1,365)	(1,423)	(2,695)	(2,641)

Adjusted earnings (loss) per share - basic numerator	$9,071	$(1,404)	$2,370	$3,395

Add: Adjusted net income attributable to noncontrolling interest	4,077	—	1,786	3,194
Add: Dividends on preferred shares	1,365	—	2,695	2,641

Adjusted earnings (loss) per share - diluted numerator	$14,513	$(1,404)	$6,851	$9,230

Adjusted net earnings (loss) per share - basic	$0.26	$(0.04)	$0.07	$0.11
Weighted average shares of Class A common stock outstanding - basic	34,972	31,806	34,444	31,465

Adjusted net earnings (loss) per share - diluted	$0.26	$(0.04)	$0.12	$0.17
Effect of dilutive securities:	—	—	—	—
Convertible preferred stock	8,112	—	8,112	8,112
Conversion of Class B common stock to Class A common stock	13,664	—	14,062	16,356

Weighted average shares of Class A common stock outstanding - diluted	56,748	31,806	56,618	55,933

Shares excluded from adjusted dilutive earnings per share of Class A common stock
Restricted stock units	1,851	2,263	1,851	2,263
Convertible preferred stock	—	8,112	—	—
Conversion of Class B common stock to Class A common stock	—	16,016	—	—
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024
Profits interests, time vesting	—	1	—	1

Note: The above adjusted net income (loss) per share is computed by dividing the adjusted net income (loss) attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability primarily attributable to Rumble.

Footnotes

1. System-wide sales represent gross sales by all North America studios. System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales weekly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

2. AUV is calculated by dividing sales during the applicable period for all studios contributing to AUV by the number of studios contributing to AUV. All traditional studio locations in North America are included in the AUV calculation, so long as they meet certain time since opening and sales criteria (as defined immediately below). In particular, AUV (LTM as of period end) and Quarterly AUV (run rate) are calculated as follows:

•

AUV (LTM as of period end) consists of the average sales for the trailing 12 calendar months for all traditional studio locations in North America that opened at least 13 calendar months ago as of the measurement date and that have generated positive sales for each of the last 13 calendar months as of the measurement date.

•

Quarterly AUV (run rate) consists of average quarterly sales for all traditional studio locations in North America that had opened at least six calendar months ago as of the beginning of the respective quarter, and that have non-zero sales in the respective quarter (including nominal or negative sales figures; the only figures excluded are exact $0 amounts in the quarter), multiplied by four.

We measure sales for AUV based solely upon monthly sales as derived through the designated point-of-sale system. AUV is impacted by changes in same store sales, studio openings, and studio closures. Management reviews AUV to assess studio economics.

3. The accompanying financial information for the three and six months ended June 30, 2024, has been corrected from amounts previously reported. The details of the corrections of 2024 financials were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

4. Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales to include monthly sales for any traditional studio location in North America. If the studio has generated at least 13 months of consecutive positive sales and opened at least 13 calendars months ago as of any month within the measurement period, the respective comparable months will be included. We measure same store sales based solely upon monthly sales as derived through the designated point-of-sale system. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

5. Adjusted net income (loss) is a non-GAAP financial measure that excludes certain amounts and is used to supplement net income (loss). Adjusted net income (loss) assumes that all net income (loss) is attributable to Xponential Fitness, Inc., which assumes the full exchange of all outstanding Class B common stock for shares of Class A common stock of Xponential Fitness, Inc., adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. Adjusted net income (loss) per share, diluted, is calculated by dividing adjusted net income (loss) by the total weighted-average shares of Class A common stock outstanding plus any dilutive securities and assuming the full conversion of all outstanding Class B common stock. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds.

6. We define Adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation and related employer payroll taxes, acquisition and transaction expenses (income) (including change in contingent consideration and transaction bonuses), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business net of insurance reimbursements), fees for financial transactions, such as secondary public offering expenses for which we do not receive proceeds (including bonuses paid to executives related to completion of such transactions) and other contemplated corporate transactions, expense related to the remeasurement of our TRA obligation, expense related to loss on impairment or write down of goodwill and other noncurrent assets, loss and ongoing expenses related to brand divestitures and wind down (including ongoing expenses directly related to the divested or wound down brands for arrangements that existed prior to divestiture or wind down), transformation initiative costs (primarily consisting of third-party professional consulting fees related to modifications of our business strategy and cost saving initiatives), and restructuring and related charges incurred in connection with our restructuring plan that we do not believe reflect our underlying business performance and affect comparability.